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                                                                  Exhibit 23.3

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-17053) of Charles E. Smith Residential Realty, Inc. of our report dated November 4, 1997 on our audit of the statement of excess of revenues over specific operating expenses of Commonwealth Reservoir Park Limited Partnership contained in the companies form 8KA dated October 3, 1997.

We also consent to the reference to our Firm under the caption "Experts".

                              /s/  Coopers & Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 6, 1998